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                                 Exhibit 23.4



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. for the year ended December 31, 1996 included in the Current Report on Form 8-K/A for Premier Bancshares, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Premier Bancshares, Inc. on Form S-3 (File No. 333-49979), Form S-3D (File No. 333-60245), Forms S-8 (File No.
333-29941, File No. 333-59475 and File No. 333-60249) and on Form S-4 (File No.
333-65025).



                                                    /s/ Porter Keadle Moore, LLP



Atlanta, Georgia
October 15, 1998